UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

Chain Bridge I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41047	98-1578955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8 The Green #17538 Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 656-4257

330 Primrose Road, Suite 500

Burlingame, California 94010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable Warrant to acquire one Class A ordinary share	CBRGU	The Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	CBRG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 29, 2023 (the “Closing Date”), Chain Bridge I (the “Company”), Chain Bridge Group (the “CBG”), CB Co-Investment LLC (“CB Co-Investment” and, together with the CBG, the “Sellers”) and Fulton AC I LLC (“Buyer”), consummated the transactions contemplated by that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated December 8, 2023, by and among the Company, the Sellers and the Buyer, pursuant to which Buyer acquired from the Sellers an aggregate of (i) 3,035,000 Class B Ordinary Shares and (ii) warrants to purchase 7,385,000 Class A Ordinary Shares exercisable 30 days after the consummation of a Business Combination in accordance with the Company’s Amended and Restated Memorandum and Articles of Association.

As of the Closing Date, and in connection with the consummation of the transactions contemplated by the Securities Purchase Agreement:

(1) CB Co-Investment irrevocably agreed to convert the $1.15 million loan by CB Co-Investment to the Company into Loan Conversion Warrants (as contemplated and defined in that certain Warrant Agreement, dated November 9, 2021 by and between the Company our transfer agent (the “Warrant Agreement”)). Upon consummation of a Business Combination. 805,000, 273,431 and 71,569 of the Loan Conversion Warrants will be issued to Fulton AC, CBG and CB Co-Investment, respectively. All other existing indebtedness was terminated as of the Closing Date.

(2) CBG, CB Co-Investment and Roger Lazarus, our Chief Financial Officer, entered into voting agreements (the “Voting Agreements”) pursuant to which they agreed to vote all of the voting securities of the Company that each of them is entitled to vote as of the date thereof or thereafter in favor of a proposal to amend and restate its Amended and Restated Memorandum and Articles of Association (the “Amendment Proposal”) to among other things: (i) extend from February 15, 2024 to November 15, 2024 (the “Extended Date”), the date (the “Termination Date”) by which, if the Company has not consummated a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company, with one or more businesses or entities (a “Business Combination”), the Company must (a) cease all operations except for the purpose of winding up; (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A ordinary shares sold in the Company’s initial public offering; and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law; and (ii) provide for the right of the holders of our Class B Ordinary Shares, par value $0.0001 per share (the “Class B Shares”), to convert such shares into shares of our Class A Ordinary Shares, par value $0.0001 per share (the “Class A Shares”), on a one-to-one basis at the election of such holders. Class A Shares issued upon conversion of Class B Shares will not be entitled to receive funds from the Trust Account through redemptions or otherwise. Pursuant to the Voting Agreements, each of CBG, CB Co-Investment and Roger Lazarus have also agreed to irrevocably exercise such right to convert all of their Class B Ordinary Shares immediately upon such approval.

(3) Fulton AC and the parties to that certain letter agreement (the “Letter Agreement”), dated November 9, 2021, by and among CBG, CB Co-Investment, and certain individuals, entered into an amendment to the Letter Agreement (the “Letter Agreement Amendment”), pursuant to which Fulton AC agreed to become a party to the Letter Agreement and be bound by, and subject to, all of the terms and conditions of the Letter Agreement and agreed that it will be liable to the Company if and to the extent any claims by a third party (excluding our independent registered public accounting firm) for services rendered or products sold to us, or a prospective partner business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.20 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.20 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, provided that such liability will not apply to any claims by a third party or prospective partner business who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Fulton AC will not be responsible to the extent of any liability for such third party claims.

On December 29, 2023, Fulton AC agreed to loan the Company up to $1.5 million pursuant to an unsecured non-interest bearing convertible promissory note (the “Fulton AC Note”) in the same form and on the same terms as the CBG Note. The Fulton AC Note will not be repaid in the event that the Company is unable to close a Business Combination unless there are funds available outside the Trust Account to do so. The Fulton AC Note will either be paid upon consummation of the Company’s initial Business Combination, or, at the discretion Fulton AC, converted into additional warrants at a price of $1.00 per warrant, which warrants will be identical to the Private Placement Warrants. Fulton AC also entered into a Services Agreement with the Company on December [29], 2023 (the “Fulton Services Agreement”) pursuant to which the Company will pay Fulton AC up to $30,000 per month for the cost of the use of the Company’s office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

The descriptions of Voting Agreements, the Fulton AC Note, the Letter Agreement Amendment, the Fulton Services Agreement are qualified in their entirety by reference to the text of the Form of Voting Agreement, the Fulton AC Note, the Letter Agreement Amendment and the Fulton Services Agreement which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, the Company and CBG entered into a Letter Agreement terminating each of (i) the Administrative Services Agreement, dated November 9, 2021, by and between the Company and CBG and (ii) the Convertible Promissory Note, dated November 16, 2022, by and between the Company and CBG (the “CBG Note”) and forgiving all then-unpaid amounts owed by the Company to CBG under the CBG Note.

The Company and Franklin Strategic Series – Franklin Growth Opportunities Fund (“Franklin”) entered into a Letter Agreement terminating that certain Forward Purchase Agreement, dated November 1, 2021, by and between the Company and Franklin.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 29, 2023, Fulton AC agreed to loan the Company up to $1.5 million pursuant the Fulton AC Note as described in Item 1.01 above.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing Date, all of our officers, other than our Chief Financial Officer, and the entirety of the Board resigned. Further, the Board was decreased from five to four members. Prior to resigning, the Board appointed Andrew Cohen, Daniel Wainstein, Lewis Silberman and Paul Baron to fill the vacancies on the Board created by such resignations and appointed Andrew Cohen as Chief Executive Officer of the Company. Roger Lazarus, our Chief Financial Officer, will continue to be the Chief Financial Officer of the Company. On December 11, 2023, the Company filed with the Securities and Exchange Commission and transmitted to its shareholders an information statement on Schedule 14f-1 setting out information about the changes to the Board and our chief executive officer.

Each of the new directors agreed to become a party to the Letter Agreement and be bound by, and subject to, all of the terms and conditions of the Letter Agreement, including to vote any Class B ordinary shares and Class A ordinary shares held by him in favor of the Company’s initial business combination and certain transfer restrictions with respect to the Company’s securities. Each new director also agreed to vote the Amendment Proposal and entered into an Indemnification Agreement in the form previously disclosed by the Company providing each of them contractual rights to indemnification in addition to the indemnification provided for in the Company’s Amended and Restated Memorandum and Articles of Association.

On December 29, 2023, the Company entered into letter agreements with each Mr. Silberman, Mr. Baron and Mr. Lazarus, pursuant to which, among other things, the Company agreed to grant each of them 50,000, 50,000 and 70,000 restricted stock units of the Company, respectively, subject to the terms and conditions set forth therein (the “RSU Agreements”).

The description of the RSU Agreements is qualified in its entirety by reference to the text of the Form of RSU Agreement which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.	Description
10.1	Form of Voting Agreement
10.2	Convertible Promissory Note, dated December 29, 2023, made by Fulton AC I, LLC
10.3	Letter Agreement Amendment, dated December 29, 2023, by and among Chain Bridge Group, CB Co-Investment LLC, Fulton AC I, LLC and certain Insiders party thereto
10.4	Services Agreement, dated December 29, 2023, by and between the Company and Fulton AC I, LLC
10.5	Form of RSU Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2024

CHAIN BRIDGE I

By:	/s/ Andrew Cohen
Name:	Andrew Cohen
Title:	Chief Executive Officer